UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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Burke & Herbert Financial Services Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 30, 2024
Dear Fellow Shareholder:
On behalf of the Board of Directors, management and employees of Burke & Herbert Financial Services Corp. (the “Company”), the holding company for Burke & Herbert Bank & Trust Company, I cordially invite you to participate in our 2024 Annual Meeting of Shareholders to be held on Monday, July 15, 2024:

Burke & Herbert Corporate Center
5680 King Centre Drive
Alexandria, VA 22315
Gathering: 7:30 am local time
Meeting: 8:00 a.m. local time

The proxy materials include information about our board candidates as well as material explaining proposals for the election of board members, approval of our audit firm, and approval of an amendment to our Articles of Incorporation.
The Board of Directors of the Company has determined that the affirmative vote “FOR” all nominees for director and “FOR” all proposals to be considered at the Annual Meeting is in the best interest of the Company and its shareholders and unanimously recommends a vote “FOR” all nominees and proposals.
Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting. Voting can be completed by returning the enclosed proxy card or online. The Board of Directors recommends online voting as the most secure and efficient method for recording your vote.
We thank you for your continued support of the Company and Burke & Herbert Bank & Trust Company, and look forward to your participation at the Annual Meeting.
Sincerely,

David P. Boyle
Chair & Chief Executive Officer

BURKE & HERBERT FINANCIAL SERVICES CORP.
Notice of Annual Meeting of Shareholders
To Be Held on July 15, 2024
8:00 a.m. Eastern Time
To our Shareholders:
Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Burke & Herbert Financial Services Corp. (the “Company”) will be held on July 15, 2024, at 8:00 a.m. local, at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315.
The Annual Meeting will be held for the following purposes:
1.To elect 16 directors to the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders, as described in the proxy statement accompanying this notice;
2.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares authorized for issuance.
Shareholders of record at the close of business on May 7, 2024, (the “record date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of our shareholders as of the record date will be available for inspection during the Annual Meeting and will be available for inspection until the Annual Meeting has been adjourned.
Please complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided, or follow the instructions on the proxy card to vote your shares over the Internet, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may, if you desire, revoke your proxy and request to vote at the meeting (provided that, if you hold your shares through a bank, broker or other holder of record, you must obtain and submit a legal proxy or broker’s proxy card as proof of your authority to vote the shares).
Regardless of the number of shares you own, your vote is very important! Please complete and mail in your proxy card or vote your shares over the Internet.

By the order of the Board of Directors,

Roy E. Halyama, Secretary to the Board

Alexandria, Virginia
May 30, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON July 15, 2024:
Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report, including our Form 10-K for fiscal year 2023, are available electronically at https://investor.burkeandherbertbank.com/ under Investor Relations.

PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON July 15, 2024

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or “Board”) of Burke & Herbert Financial Services Corp. (the “Company”) for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 15, 2024, at 8:00 a.m. local time, at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315. The approximate mailing date of this proxy statement and accompanying notice and proxy is May 30, 2024. If as of May 7, 2024 (the “record date”), your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust, LLC), then you are a shareholder of record. You may complete, sign, date and mail the proxy card in the enclosed postage-paid envelope. You may also vote your shares in person at the Annual Meeting or over the Internet. Instructions for voting by returning a signed proxy card and for voting over the Internet are on the enclosed proxy card. Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. on July 14, 2024.
Returning a signed proxy card or voting over the Internet will not affect a shareholder’s right to attend the Annual Meeting and to vote at that time. Any shareholder who has submitted a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by any of the following methods:
•Filing a written notice of revocation with the Company;
•Submitting a completed proxy card bearing a later date;
•Visiting the web site listed on the proxy card and following the instructions; or
•Attending the Annual Meeting and requesting to vote at that time.
The most current proxy card or Internet vote with respect to the same shares is the one that will be counted. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
If, on the record date, your shares were held not in your name, but rather, in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in street name. The broker, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote during the Annual Meeting, please follow the instructions from your broker, bank or other agent.
Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder properly submits a proxy and specifies how the shares are to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder properly submits a proxy but fails to specify how the shares are to be voted with respect to the matters set forth in the accompanying Notice and further described herein, the shares will be voted:
•FOR the election of the 16 directors nominated to the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders;
•FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
•FOR approval of an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares authorized for issuance.

Questions Before or During the Meeting
During the Annual Meeting, we intend to answer only questions that are pertinent to shareholders generally and the matters to be considered at the Annual Meeting, subject to time constraints. We may group and answer together questions that are substantially similar to avoid repetition.
Voting Rights of Shareholders
Only those shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 14,847,927. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxy agents’ authority to vote on a matter will count as shares present for the purpose of determining the presence or absence of a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter.
With regard to all proposals, votes may be cast in favor or against, or a shareholder may abstain, except as described below.
With respect to Proposal One: a nominee for director shall be elected to the Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws. Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on a director’s election.
For all other proposals, votes may be cast for or against, or shareholders may abstain from voting. Approval of Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal, and therefore abstentions and broker non-votes will have no effect. Approval of Proposal Three requires approval by the majority of all the votes entitled to be cast, meaning that abstentions and broker non-votes will have the effect of being votes against the proposal.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, solicitations may be made by our officers and regular employees of the Company and the Burke & Herbert Bank & Trust Company (the “Bank”), in person or by telephone, facsimile, or electronic transmission. We will not compensate our officers and regular employees for this work beyond their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in Burke & Herbert shares with the SEC. Based on our records, in 2023, all directors and officers met all applicable SEC filing requirements under Section 16(a), except as follows: (i) Director Shawn McLaughlin had one late report relating to one transaction; and (ii) during 2023, certain officers and directors participated in a deferred compensation arrangement plan under IRC Code Section 409A which allowed investment into the Company’s stock via a trust account. These holdings were held by the trust and not the individual participant. The Company became aware during an annual year-end review that the acquisitions of phantom stock had inadvertently not been reported under Section 16(a), as required for certain directors and officers. The following directors had late reports for transactions in 2023: Jose D. Riojas (17 late transactions) and Katherine D. Bonnafé (16 late transactions). The following officers had late reports for transactions in 2023: Jeffrey A. Welch (3 late transactions) and Kendrick C. Smith (12 late transactions). All of the late-reported transactions related to acquisition of shares of phantom stock representing the economic equivalent of shares of the Company’s common stock through the Company’s compensation deferral plan in 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Owned by 5% Shareholders
The following table presents common stock ownership information for persons known to us to beneficially own more than 5% of the Company’s stock as of the record date May 7, 2024.

Name, Position and Address of Beneficial Owner	Shares	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	917,119	6.18%
(1) Derived from (i) BlackRock Inc.’s Schedule 13G/A filing with the SEC on January 29, 2024, disclosing beneficial ownership of 472,902 shares of the Company’s common stock (the “Company 13G”) and (ii) BlackRock Inc.’s Schedule 13G filing with the SEC on January 29, 2024, disclosing beneficial ownership of 880,859 shares of Summit common stock (the “Summit 13G”). In the Company 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 464,264 shares and sole dispositive power of 472,902 shares. In the Summit 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 863,234 shares and sole dispositive power of 880,859. Blackrock’s previously reported beneficially owned shares of Summit common stock included in this table were adjusted based on the exchange ratio in the Summit Merger (as defined herein).
(2) Based on 14,847,927 shares outstanding as of May 7, 2024
The following table sets forth, as of May 7, 2024, the shares of common stock beneficially owned by the Company’s directors and named executive officers, individually and by all directors, named executive officers and other executive officers as a group. The mailing address for each of the Company’s directors and executive officers is 100 S. Fairfax Street, Alexandria, Virginia 22314.

Name, Position and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
David P. Boyle (2) Chair & Chief Executive Officer	18,425	*
H. Charles Maddy, III (3) President & Director	69,795	*
Roy E. Halyama Executive Vice President & Chief Financial Officer	1,410	*
Jeffrey A. Welch Executive Vice President Chief Credit Officer	2,520	*
Oscar M. Bean (4) Vice Chair & Director	53,794	*
S. Laing Hinson (5) Vice Chair & Director	75,400	*
Mark G. Anderson Director	11,200	*
Julian F. Barnwell, Jr. (6) Director	356,823	2.40%
Katherine D. Bonnafé Director	200	*
James M. Burke (7) Director	264,460	1.78%
James P. Geary, II (8) Director	19,555	*
Georgette R. George (9) Director	89,421	*
Gary L. Hinkle (10) Director	264,691	1.78%
Jason A. Kitzmiller Director	11,439	*
Shawn P. McLaughlin (11) Director	52,850	*
Charles S. Piccirillo (12) Director	22,982	*
Jose D. Riojas (13) Director	18,000	*
Jill S. Upson Director	1,112	*
All directors and executive officers as a group (27 people) (14)	1,433,442	9.65%
*Percentage of ownership is less than 1% of the Company’s outstanding shares of Common Stock.

(1)Calculated in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)Includes 1,520 shares underlying Restricted Stock Units (“RSUs”) that vest on June 3, 2024.
(3)Includes 19,592 shares owned by spouse, 16,965 fully vested shares held in Company's ESOP Trust and 12,436 shares of Company common stock that would be issuable upon the conversion of vested SARs based on the closing market price of the Company’s stock as of May 3, 2024 ($54.73) and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit Merger.

(4)Includes 11,770 shares owned by spouse.
(5)Includes 31,040 shares held by S.L. Hinson Associates, LLLP, an affiliated company, and 24,800 shares held by Kedge Capital, LLC, an affiliated company.
(6)Includes 82,083 shares held in capacity as Trustee for the Barnwell Family Trust, 86,221 shares held in capacity as Trustee for the Barnwell Charitable Lead Trust, and 174,939 shares held in capacity as Trustee for the Patricia Barnwell Irrevocable Trust.
(7)Includes 256,980 shares held in capacity as co-Trustee for The Burke Living Trust.
(8)Includes 3,637 shares owned by spouse.
(9)Includes 21,032 shares owned by 401(k) Plan FBO Spouse, 38,722 shares held by George Brothers Investment Partnership, and 9,696 shares held by Sellaro Enterprises, Inc.
(10)Includes 213,850 shares owned by Joint Revocable Trust, 32,021 shares owned by Hinkle Trucking, Inc., 2,420 shares owned by spouse, 266 shares owned as custodian for Grandchild, and 6,666 shares held by H.T. Services.
(11)Includes 1,000 shares held by McLaughlin Ryder Investments, Inc., an affiliated company.
(12)Includes 314 shares owned by spouse and 4,848 shares held by Anggus Enterprises.
(13)Includes 14,000 shares held by Jose and Susan Riojas Joint Revocable Trust.
(14)Includes securities held directly and indirectly by all current Company executive officers, including, in addition to the named executive officers in this table, Robert S. Tissue, Danyl R. Freeman, Joseph W. Hager, Lauren N. Kimlel, Julie R. Markwood, Bradford E. Ritchie, Shannon B. Rowan, Jennifer P. Schmidt, and Angela R. Zirk. Includes 30,775 shares of Company common stock that would be issuable upon the conversion of vested SARs held by H. Charles Maddy, III, Robert S. Tissue, Danyl R. Freeman, Joseph W. Hager, Julie R. Markwood, Bradford E. Ritchie, and Angela R. Zirk based on the closing market price of the Company’s common stock as of May 3, 2024 ($54.73) and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit merger.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors is comprised of sixteen directors. In accordance with the Company’s bylaws, as amended (the “Bylaws”), the Board of Directors has nominated directors (i) Mark G. Anderson, Julian F. Barnwell, Jr., Katherine D. Bonnafé, David P. Boyle, James M. Burke, S. Laing Hinson, Shawn P. McLaughlin, and Jose D. Riojas (the “Company Continuing Directors”) and (ii) Oscar M. Bean, James P. Geary, II, Georgette R. George, Gary L. Hinkle, Jason A. Kitzmiller, H. Charles Maddy, III, Charles S. Piccirillo, and Jill S. Upson (the “Summit Continuing Directors”) to be elected to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each nominee was nominated for election as a director upon the recommendation of the Nominating & Governance Committee and in accordance with the Agreement and Plan of Reorganization and accompanying Plan of Merger, between the Company and Summit Financial Group, Inc. (“Summit”), dated August 24, 2023 (the “Merger Agreement”), pursuant to which the Company and Summit Financial Group, Inc. merged, with the Company surviving (the “Summit Merger”) and pursuant to which the Company and Summit agreed that the Company Continuing Directors and the Summit Continuing Directors would be nominated for election at the 2024 Annual Meeting. Each of the directors currently serves as a director of the Company. The Company Continuing Directors were previously elected by shareholders of the Company; the Summit Continuing Directors were appointed in connection with the Summit Merger.

The nominees for director shall be elected to the Board of Directors, where a quorum is present, if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws. Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on a director’s election.
The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Company’s Board of Directors.
The table below sets forth certain information regarding the nominees up for re-election. Each of the nominees has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for replacement nominees selected by the Board of Directors in accordance with the Bylaws.

Name	Position	Age	Director Since	Term Expires
David P. Boyle	Chair and CEO	60	2020	2025
H. Charles Maddy, III	Director and President	61	2024(1)	2025
Oscar M. Bean	Vice Chair and Director	73	2024(1)	2025
S. Laing Hinson	Vice Chair and Director	69	2007	2025
Mark G. Anderson	Director	61	2017	2025
Julian F. Barnwell, Jr.	Director	68	2001	2025
Katherine D. Bonnafé	Director	58	2018	2025
James M. Burke	Director	69	2014	2025
James P. Geary, II	Director	67	2024(1)	2025
Georgette R. George	Director	63	2024(1)	2025
Gary L. Hinkle	Director	74	2024(1)	2025
Jason A. Kitzmiller	Director	50	2024(1)	2025
Shawn P. McLaughlin	Director	64	2008	2025
Charles S. Piccirillo	Director	69	2024(1)	2025
Jose D. Riojas	Director	69	2018	2025
Jill S. Upson	Director	57	2024(1)	2025

(1)	Appointed pursuant to the Merger Agreement.

Burke & Herbert Financial Services Corp. 2024 Director Biographies
Set forth below is information concerning the names, ages, principal occupations and business experience for all nominees for election as director as well as the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each should serve as a director. There are no family relationships between any directors or executive officers.
David P. Boyle: David P. Boyle has been a Director since January 1, 2020, and became Chair of the Board in 2023. Mr. Boyle was appointed to the Board at the same time he assumed the role of President and Chief Executive Officer of the Company. From June 2019 until his appointment as President and Chief Executive Officer, Mr. Boyle served as the Company’s President and Chief Operating officer. He previously served as Executive Vice President and Chief Financial Officer at Orrstown Financial Services, Inc., a community bank, from 2012 to June 2019. Earlier in his career he served in key leadership and executive positions with large banks, including as Chief Performance Officer at PNC Financial Services Group, Inc., Regional President for National City Bank, and as

Chair, President, and Chief Executive Officer at Wayne Bancorp, a community bank. The Board believes Mr. Boyle’s leadership experience in financial services, including his role as Chief Executive Officer of the Company, provides him with the necessary skills and qualifications to effectively serve the Company.
H. Charles Maddy, III: H. Charles Maddy, III has been a director since 19931 and is currently the President of the Company. Mr. Maddy has demonstrated exceptional leadership through his participation in a variety of professional and community service activities, including his service as Director and past President of the West Virginia Bankers’ Association, chair of its Audit Committee and member of its Legislative / Government Relations Committee, Pension & Benefits Committee and BankPAC Committee; Director of the Federal Home Loan Bank of Pittsburgh and serves on its Finance Committee and Operational Risk Committee and past Chair of its Audit Committee; member of American Bankers Association and serves on its Federal Home Loan Bank Open Committee; Director and a Founder of the Hardy County Child Care Center; Director of Valley View Golf Association; past President and past Director of the West Virginia Association of Community Bankers and past Director of the Hardy County Community Foundation. Mr. Maddy has also been recognized as a leader in his industry and has been the recipient of the Outstanding CPA in Business and Industry Award and the AICPA Business and Industry Hall of Fame Award. The Board believes Mr. Maddy’s leadership experience in financial services, including his extensive background in banking provide him with the necessary skills to effectively serve the Company.
Oscar M. Bean: Oscar M. Bean has been a Director since 19871. Mr. Bean is a Partner of Bean & Bean, Attorneys at Law and was formerly the prosecuting attorney of Hardy County, West Virginia. Mr. Bean served on the Board of the Moorefield Scholarship Fund and served as a member of the West Virginia University College of Law Visiting Committee. He is currently the Chair of the Eastern West Virginia Community and Technical College Foundation. Since March 2017, Mr. Bean has been a member of the West Virginia Supreme Court’s Character Committee which interviews applicants who seek to be admitted to practice law in the State of West Virginia. The Company values Mr. Bean’s legal skills and ability to effectively communicate.
S. Laing Hinson: S. Laing Hinson has been a Director since 2007. In 1988 he founded and has been the General Partner of S. L. Hinson Associates, LLLP, a commercial real estate development firm headquartered in Alexandria, VA. The Board believes Mr. Hinson’s business acumen, accounting and finance knowledge, and leadership qualities make him a valuable Board member.
Mark G. Anderson: Mark G. Anderson has been a Director since 2017. In 1996, he formed and is President and Chief Executive Officer of MGAC, Inc., an international provider of program/project management, cost management, procurement and technology solutions for major capital construction projects with offices in Washington DC, New York, Toronto, Seattle, San Francisco, Los Angeles, London (UK), Brighton (UK), Birmingham (UK) and Glasgow Scotland. The Board values Mr. Anderson’s project management skills and strategic planning capabilities.
Julian F. Barnwell, Jr.: Julian F. Barnwell, Jr. has been a Director since 2001 and from 1991 has served as the President and Chief Executive Officer of Design & Production, Inc., an exhibit project management, production and technology systems company that provides services to museums, educational institutions, visitor centers, information centers, science and nature centers, and major expositions throughout the United States and abroad. Mr. Barnwell’s significant Board and executive experience as well as his acumen and organizational skills are valued by the Board.
Katherine D. Bonnafé: Katherine D. Bonnafé became a director in 2018. Since 2019, she has been Chief Executive Officer of Combined Creative LLC, a strategy and investment family office headquartered in Bethesda, MD overseeing investments and new business initiatives. Prior to Combined Creative, Ms. Bonnafé had a 30-year career at Combined Properties, Incorporated, a commercial management and development company. The Board believes Ms. Bonnafé market and industry knowledge and her operations management capabilities allow her to strengthen the Board’s overall effectiveness.
(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Kitzmiller, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

James M. Burke: James M. Burke has been a director since 2014 and is the President of Burke Capital Corporation, an unaffiliated financial consulting company based in San Francisco, California, which he founded in 1991. His company specializes capital sourcing, crisis management, restructurings, and exits and harvests. He is a fifth-generation lineal descendant of one of the Company’s founders. The Board values Mr. Burke’s strategic problem-solving ability and broad business acumen, as well as his deep understanding of the Bank’s history.
James P. Geary, II: James P. Geary II has been a director since 20071 and is a Partner of the law firm Geary & Geary since 1982. Mr. Geary is a title insurance agent for Old Republic Title Insurance Company and First American Title Insurance Company. He is a current member of the West Virginia Forestry Association. Mr. Geary has served as a mediator in the 21st and 22nd West Virginia Judicial Circuits and serves as the Mental Hygiene Commissioner in the 21st West Virginia Judicial Circuit. He is a charter member of the Grant and Hardy County Gideons and is the Faithfund Regional Program Leader of the West Virginia Gideons International. Mr. Geary was also a professor at Shepherd College, Shepherdstown, West Virginia. The Board values Mr. Geary’s knowledge in real estate and general market knowledge.
Georgette R. George: Georgette R. George has been a director since 20101. Ms. George is the Chief Executive Officer and Executive Team Member of Monarch Holdings. She has been engaged with the businesses within Monarch for more than 30 years. She is a principal in a number of business enterprises involved in various retail, office, and hotel development projects, of which she manages the administrative, hotel, and financial operations. Ms. George has served on the Boards of numerous non-profit organizations, including the Thomas Hospital Foundation, Community Council of Kanawha Valley, and the Convention Bureaus of the cities of both Charleston and South Charleston. She currently serves as a director of the West Virginia Regional Technology Park Corp, Greater Kanawha Valley Foundation, West Virginia Investment Management Board and the West Virginia School of Osteopathic Medicine Foundation. She is a member of the Federal Reserve West Virginia Advisory Committee for the Fifth District. Ms. George’s experience and skills in accounting and finance are valued by the Company.
Gary L. Hinkle: Gary L. Hinkle has been a director since 19931. Mr. Hinkle is currently the President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Inc., and H. T. Services, Inc. and has over 35 years of experience in owning and operating his own business. Mr. Hinkle’s business knowledge and entrepreneurial skills are valued by the Company.
Jason A. Kitzmiller: Jason A. Kitzmiller has been a director since 20181. Since 2004, Mr. Kitzmiller has served as president of A.L.L. Construction Inc., specializing in excavating and utility contracting, where he is actively involved in daily management, financial and operational decisions. Mr. Kitzmiller is the vice-president of ALL Construction and Excavating LLC and also serves as managing member of Alleghany Investments LLC and OSA Enterprises LLC. In addition, he is president of D.P. Southbound LLC and ALL Concrete Inc. and is the owner of ALL Outdoors, LLC. Mr. Kitzmiller served in the U.S. Navy as an aircraft mechanic and was honorably discharged. Mr. Kitzmiller is past president and current board member of the West Virginia Construction Labor Council and a member of the West Virginia Contractors Association. He is active in youth sports and is the vice-president and board member of Grant County Little League Basketball and board member of the Grant County Little League Baseball. The Board values Mr. Kitzmiller’s business knowledge and financial acumen.
Shawn P. McLaughlin: Shawn P. McLaughlin has been a Director since 2008. He is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., a financial services firm based in Alexandria, VA, which he founded in 2011. Additionally, Mr. McLaughlin serves as President and Chief Executive Officer of Management Solutions Plus, Inc., a full-service association management company. His experience and skills in accounting, finance, and communication are valued by the Board.

(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Kitzmiller, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

Charles S. Piccirillo: Charles S. Piccirillo has been a director since 19981. Mr. Piccirillo was a member in the law firm of Shaffer & Shaffer, PLLC through 2020, at which time he became counsel to Shaffer & Shaffer, PLLC. On January 1, 2021, Mr. Piccirillo established and is the sole member of C.S. Piccirillo Law, PLLC. He is also a Partner with Lawoff Associates, and President of Auggus Enterprises, Inc., both of which are real estate entities. Mr. Piccirillo has more than 30 years of trial experience and has bar admissions to the West Virginia Supreme Court of Appeals and the United States District Courts throughout West Virginia. His market knowledge and experience in real estate law are valued by the Board.
Jose D. Riojas: Jose D. Riojas has been a director since 2018. Brigadier General (U.S. Army, Retired) Riojas is the owner of Jose D. Riojas, LLC, a consultancy company formed in 2015, specializing in executive coaching and organizational strategic development. Before that, he served as the Chief of Staff and Assistant Secretary of Operations at the U.S. Department of Veterans Affairs (VA). Prior to joining VA, he served as the Vice President for Strategic Initiatives at the University of Texas at El Paso after completing his final military assignment as the Commanding General of Joint Task Force North, a multi-agency organization. His experience in leadership development, strategic planning, and risk management provides valuable perspective to the Board.
Jill S. Upson: Jill S. Upson has been a director since 20211. Since 2018, Ms. Upson has served as Executive Director of the Herbert Henderson Office of Minority Affairs and serves as Executive Director of the West Virginia Women’s Commission. Ms. Upson is a former member of the West Virginia House of Delegates where she served as Vice Chair of the Banking and Insurance Committee in addition to serving on various committees, caucuses, and commissions. Ms. Upson holds the distinction of making state history as the first black Republican woman elected to the West Virginia House of Delegates. Due to her steadfast leadership in criminal justice reform, Ms. Upson was recognized by the Governor of West Virginia with his Civil Rights Award. She also serves as Chair of the Martin Luther King, Jr. State Holiday Commission, and Chair of the COVID-19 Advisory Commission on Racial Disparities. Ms. Upson’s skills in negotiations and communication are valued by the Board.
In addition to the information presented above regarding each nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our directors and nominees have a reputation for integrity and adherence to high ethical standards. Each of our nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our nominee’s experience on other company boards and board committees.
There are no family relationships among any of our nominees or executive officers.

(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Kitzmiller, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

BOARD OF DIRECTORS
Board Diversity Disclosure
In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.
Board Diversity Matrix (as of May 3, 2024)

Board Size:
Total Number of Directors	16
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity:
Directors	3	12	0	1
Part II: Demographic Background
Number of Directors who Identify in the Following Categories:
African American or Black	1
Hispanic		1
White		13
Did not Disclose Demographic Background	1

Directors who are Military Veterans	2
Director Independence
The independence of our directors is determined under the corporate governance rules of Nasdaq. The independence rules of Nasdaq include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. It has been determined by the Board that thirteen of our directors are independent persons under Nasdaq Rule 5605(a)(2) other than (i) David P. Boyle, the Company’s Chair and Chief Executive Officer, (ii) H. Charles Maddy III, President and Director, and (iii) James M. Burke, Director. In addition, our Board determined that directors Nicholas Carosi III and Michael D. Lubeley who served until the consummation of the Summit Merger, were independent under Nasdaq Rule 5605(a)(2), and that E. Hunt Burke was not independent.
Board Leadership Structure
In 2023, the Board of Director determined to combine the roles of Chief Executive Officer and Chair and appointed David P. Boyle as Chair of the Board. This decision was based upon a variety of factors, including Mr. Boyle’s demonstrated leadership qualities and extensive knowledge and experience with respect to the banking industry in general and the Company’s operations in particular. Based on the foregoing, the Board of Directors determined that Mr. Boyle was in the best position to fill the strategic role of Chair of the Board, and the Board of Directors continues to believe this to be the case.
To also provide independent leadership for the Board, the Board appointed Mr. Hinson to serve as Vice Chair upon Mr. Boyle’s appointment as Chair in 2023 and Oscar M. Bean as Co-Vice Chair upon completion of the

Summit Merger. The Vice Chairs’ duties include acting as a liaison between the Board and management, approving the agenda for each Board meeting, leading the annual evaluation of the Chair and CEO and acting as the chair for executive sessions of the Board. Because the Board is comprised of other strong independent directors and conducts regular executive sessions, which are led by the Vice Chairs, the Board believes that its current leadership structure is appropriate as it fosters balanced oversight of the Board’s functions and decision-making processes while allowing Mr. Boyle to focus on the Company’s strategic day to day operations as well as, along with the rest of the Board, its strategic direction, and allows the Vice Chairs to help foster Board independence and balanced oversight of the Board’s functions and decision-making processes.
Role of the Board in Risk Oversight
The Enterprise Risk Management Committee of the Board oversees and approves the enterprise-wide risk governance framework (the “ERM Framework”) and oversees the processes established to identify, assess, monitor, and report the Company’s risks. The Audit Committee of the Board, the Compensation Committee of the Board, and the Nominating & Governance Committee of the Board, as well as Burke & Herbert Bank & Trust-level committees including the Credit Risk Management Committee, the Asset & Liability Management Committee, the Trust & Wealth Management Committee, and the Regulatory Risk Committee, are in place to help ensure the risk expectations defined by our ERM Framework are followed and that business decisions are made and executed consistent with the Board’s desired risk profile.
The Enterprise Risk Management Committee is responsible for oversight of risk management through, among other activities, the review of the Enterprise Risk Profile and the discussion of key risk trends and issues. We manage the company for the long term and our ERM Framework and risk appetite consider the longer-term strategic risks that face the company. However, a significant focus is applied to those risks, such as credit, operational, liquidity and information security risks, that may have a material impact in the short or medium term. Independent risk reporting and escalation practices provide the Enterprise Risk Management Committee the opportunity to understand significant risks the organization faces, understand how those risks affect our risk profile and risk appetite, and provide feedback on management’s plans to manage the company’s alignment with our risk appetite. Additionally, this transparency supports decisions made by the Enterprise Risk Management Committee. The Chief Risk Officer, who reports to the Chief Executive Officer, provides regular reports to the Enterprise Risk Management Committee regarding the company’s risk profile, significant existing, new, or emerging risks, and significant initiatives to identify, manage and control such risks. Our ability to report on significant new, emerging or existing risks through the risk reporting framework and committee governance structure allows the Enterprise Risk Management Committee to engage in an active dialogue with executive leadership on those risks, provide perspective on the effect of the risk to the company’s risk profile and provide feedback on management’s plans to manage the company in alignment with our risk appetite. Our disclosure controls and procedures outline management’s responsibilities with respect to financial disclosures. These responsibilities directly align with the ERM Framework, which is overseen and approved by the Enterprise Risk Management Committee.
Our governance structure, risk reporting framework, and communication and escalation practices allow for the escalation of significant new, emerging, and existing risks that, if left unmitigated, could push the company outside of our risk appetite or disrupt our ability to achieve our business objectives. The company regularly engages external parties, both formally and informally, to help ensure future threats and trends are identified and considered in our ongoing risk identification, assessment, monitoring, and reporting frameworks. Engagements with external parties include memberships in industry trade groups, consultations with industry experts and formal engagements with independent consultants. As new or emerging risks are identified, we evaluate the comprehensiveness of our existing ERM Framework to identify, assess, monitor, and control those risks.
References to the Company’s Website Address
References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of the website by reference into this proxy statement or the accompanying materials.

Anti-Hedging Policy
The Company’s Insider Trading Policy includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.
Code of Ethics
The Company has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Company has posted this Code of Ethics on its Investor Relations website at https://investor.burkeandherbertbank.com/ under “Governance Documents.” Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.
Attendance at Annual Meetings of Shareholders
The Company does not have a written policy regarding director attendance at the annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors then standing for election attended the Annual Meeting of Shareholders on March 30, 2023.
Communications with the Board of Directors
Any shareholder who wishes to communicate with the Board of Directors or an individual director may do so by writing to: Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314, Attention: Corporate Secretary. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Meetings and Committees of the Board of Directors
The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The primary committees of the Board of Directors of are the Audit Committee, Compensation Committee and the Nominating and Governance Committee.
The Board has adopted a written charter for each of those committees, and copies of those charters are available on the Investor Relations section of our website at https://investor.burkeandherbertbank.com/. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.
The Board of Directors held four meetings during the year ended December 31, 2023. No member of the Board of Directors of the Company or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
Audit Committee. The Audit Committee is comprised of Directors S. Laing Hinson, Shawn P. McLaughlin, and the following Directors who were appointed to the Audit Committee after the consummation of the Summit merger: Georgette R. George, Gary L. Hinkle, Jason A. Kitzmiller, and Charles S. Piccirillo. Each member of the

Audit Committee is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing rules. The Audit Committee’s responsibilities include:
•Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•Recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements;
•Selecting, evaluating, and if necessary, replacing the independent auditor, and managing the appointment, compensation, retention, and oversight of the work of the independent auditor;
•Meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures;
•Considering the effectiveness of the Company’s internal control system, including information technology security and control;
•Pre-approving all auditing services and generally approving permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor; and
•Forming and delegating authority to subcommittees consisting of one or more members of the committee, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions to grant pre-approval by such subcommittees shall be presented to the full committee at its next scheduled meeting.
The Audit Committee of the Company met five times during the year ended December 31, 2023.
Audit Committee Financial Expert. The Board of Directors has determined that Shawn P. McLaughlin, an independent director as required under the Nasdaq listing standards, qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. Mr. McLaughlin is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., where all finance and accounting functions report to him. Mr. McLaughlin earned his Bachelor of Science in Business Administration from Georgetown University and has been an investment advisor for more than 40 years. Mr. McLaughlin possesses an understanding of US GAAP and financial statements, the ability to assess the general application of US GAAP principles in connection with accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those in the Company’s financial statements, an understanding of internal controls and procedures over financial reporting, and an understanding of the Audit Committee functions. In addition, each Audit Committee member has the ability to analyze and evaluate the Company’s financial statements as well as an understanding of the Audit Committee’s functions.
Nominating and Governance Committee. The Nominating and Governance Committee is comprised of Katherine D. Bonnafé, S. Laing Hinson, Jose D. Riojas, and the following Directors who were appointed to the
Nominating and Governance Committee after the consummation of the Summit Merger: James P. Geary II and Charles S. Piccirillo. Each member of the Nominating and Governance Committee is “independent” in accordance with Nasdaq listing rules. The Nominating and Governance Committee of the Company met five times during the year ended December 31, 2023. The Nominating and Governance Committee’s responsibilities include:
•Identifying individuals qualified to become members of the Board;
•Recommending to the Board the director nominees to be presented by the Board for shareholder approval at the annual meeting;
•Recommending to the Board the director nominees to fill vacancies on the Board as necessary;

•Advising the Board regarding the size and diversity of the Board, including the composition and the applicable diversity objectives or requirements of any applicable law or exchange rule, and where required, draft any necessary public disclosure relating to the Company’s Board diversity in light of any applicable law or exchange rule;
•Reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance and recommend any proposed changes to the Board for approval;
•Advising the Board and the Company in interpreting and applying the Company’s policies and practices on corporate governance and serve as a resource for the Board in addressing any corporate governance issues or matters that may arise;
•Reviewing, assessing the adequacy of, and recommending for approval the Company’s Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and Insider Trading Policy;
•Reviewing any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommending appropriate action to the Board; and
•On an annual basis, conducting a self-evaluation of its performance in fulfilling its duties and responsibilities under its charter.
Our Board has delegated to the Nominating and Governance Committee the responsibility for reviewing and recommending to the Board, for its consideration and approval, guidelines addressing criteria for prospective director candidates as it deems necessary or advisable. The Nominating and Governance Committee is also charged with recommending to our Board specific candidates for election as directors. The Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances, including among other things, the skills of the prospective director candidate, his or her breadth of business or other experience, his or her independence, and our particular needs and the needs of our Board. The Nominating and Governance Committee is authorized to engage consultants or third party search firms to assist in identifying and evaluating potential nominees at our expense.
Any shareholder may submit, for consideration and nomination by the Nominating and Corporate Governance Committee any candidate or candidates for election to the Board at any annual meeting of the Company’s shareholders by following the notice procedures and providing the information required our Bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our Bylaws require a shareholder to provide us with written notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year's annual meeting. If the current year’s annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. Our Bylaws require that the nominating shareholder’s notice include each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders are advised to carefully review our Bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholder of candidates for election to the Board.
Compensation Committee. The Compensation Committee is comprised of Mark G. Anderson, Katherine D. Bonnafé, Shawn P. McLaughlin, and the following Directors who were appointed to the Compensation Committee after the consummation of the Summit Merger: Oscar M. Bean and James P. Geary II. Each member of the Compensation Committee is “independent” in accordance with Nasdaq listing rules. No member of the Compensation Committee is a current or former officer or employee of the Company. The Compensation Committee met five times during the year ended December 31, 2023.
Enterprise Risk Management Committee. The Enterprise Risk Management Committee is comprised of James M. Burke, Mark G. Anderson, Julian F. Barnwell, Jr., Jose D. Riojas, and the following Directors who were appointed to the Enterprise Risk Management Committee after the consummation of the Summit Merger: Oscar M. Bean, Jill S. Upson, Jason A. Kitzmiller and Gary L. Hinkle. The Enterprise Risk Management Committee met three times during the year ended December 31, 2023.
Other Committees. The Bank also has a standing Credit Risk Management Committee, Asset/Liability Committee, Trust & Wealth Management Committee, and the Regulatory Risk Committee.
AUDIT COMMITTEE REPORT
The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.
The Audit Committee has submitted the following report (the “Audit Committee Report”) for inclusion in this Proxy Statement:
The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2023, and has discussed them with management. The Audit Committee has also discussed with Crowe LLP, the Company’s external independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 and by the SEC rules. The Audit Committee has received the written disclosures and has the letter from Crowe, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe, LLP’s communication with the Audit Committee concerning its independence, and has discussed with Crowe, LLP, its independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Submitted by the Audit Committee
Nicholas Carosi, III1
S. Laing Hinson
Shawn P. McLaughlin
Jose D. Riojas2

1 Mr. Carosi resigned from the Board effective May 3, 2024 in connection with the Summit Merger. On May 3, 2024, Georgette R. George replaced Mr. Carosi as the Chair of the Audit Committee.
2 Mr. Riojas was a member of the Audit Committee effective until May 3, 2024.

Executive Officers

	Age	Position
David P. Boyle	60	Chair, Director, and Chief Executive Officer
H. Charles Maddy, III	61	Executive Vice President and President
Roy E. Halyama	56	Executive Vice President and Chief Financial Officer
Robert S. Tissue	60	Executive Vice President of Financial Strategy
Danyl R. Freeman	53	Executive Vice President and Chief Human Resources Officer
Joseph W. Hager	41	Executive Vice President and Chief Operating Officer
Lauren N. Kimlel	54	Executive Vice President of Branch Banking
Julie R. Markwood	56	Senior Vice President and Chief Accounting Officer
Bradford E. Ritchie	56	Executive Vice President and Chief Lending Officer
Shannon B. Rowan	58	Executive Vice President and Director of Trust & Wealth Management
Jennifer P. Schmidt	54	Executive Vice President and Chief Risk Officer
Jeffrey A. Welch	64	Executive Vice President and Chief Credit Officer
Angela R. Zirk	46	Executive Vice President and Chief Experience Officer

The business experience of each of our executive officers is set forth below (except for Mr. Boyle and Mr. Maddy, whose information is included in Proposal 1 – Election of Directors). No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.
Roy E. Halyama serves as Executive Vice President and Chief Financial Officer joining in 2021. From 2019 to 2021, he served as Chief Financial Officer for an affiliate PNC Financial Services Group, Inc., in Pittsburgh, Pennsylvania. His previous experience also includes a corporate finance role at a regional bank in Pittsburgh, Pennsylvania, and several accounting, finance and investment roles over the course of sixteen years at regional and large financial institutions in Ohio and New York. Roy earned a Bachelor of Science degree in Business Administration, Accounting and an MBA, Finance at The Ohio State University.
Robert S. Tissue serves as Executive Vice President and Head of Balance Sheet Strategy. He previously served as Executive Vice President and Chief Financial Officer of Summit Financial Group, Inc. from 1998. Before joining, he served in public accounting at Baker Tilly and is a Certified Public Accountant. Rob graduated cum laude with a B.S. in Business Administration, major concentration in Accounting from West Virginia University.
Danyl R. Freeman serves as Executive Vice President and Chief Human Resources Officer. She previously served as Executive Vice President and Chief Human Resources Officer of Summit Financial Group, Inc. from May 2019 and served as Senior Vice President and Chief Human Resources Officer of Summit Community Bank, Inc. from 2015. Danyl is a Board Member of the McCoy-McMechen Museum Board and a past Board Member and past Chair of the Moorefield High School Scholarship Fund. She has taught various classes at the West Virginia Bankers Association Banking School and has also been an instructor of Principles of Banking. Danyl earned a Bachelor of Science in Accounting and Bachelor of Science in Management from Alderson Broaddus College in Philippi, WV. She is also a graduate of the West Virginia Banking School.
Joseph W. Hager serves as Executive Vice President and Chief Operations Officer. He previously served as Executive Vice President and Chief Risk Officer of Summit Financial Group, Inc. from October 2022. He joined Summit Financial Group, Inc. in 2016 serving as Chief Audit Executive. Before joining, he served as a public accountant at Baker Tilly and PricewaterhouseCoopers LLP. He is a graduate of West Virginia University and a licensed Certified Public Accountant.
Lauren N. Kimlel serves as Executive Vice President of Branch Banking. She previously served as Executive Vice President and Chief Banking Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2023 and Executive Vice President and Chief Operating Officer of Provident State Bank, Inc. from

2020 and Senior Vice President and Chief Risk Officer from 2019. Prior to 2019, she held roles in Business Banking and Credit Administration with M&T Bank from 2006. An alum of Frostburg State University, Kimlel earned her MBA from Salisbury University, specializing in finance. She is an active member of the Federal Reserve Bank of Richmond's Payments Advisory Council and holds a board position with MACHA Payments Advisory Resource.
Julie R. Markwood serves as Senior Vice President and Chief Accounting Officer. She previously served as Executive Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from May 2022. She served as Senior Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from 2019 to 2022 and Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from 2005 to 2019. She holds an undergraduate degree in business, with a concentration in accounting.
Bradford E. Ritchie serves as Executive Vice President and Chief Lending Officer. He previously served as Executive Vice President of Summit Financial Group, Inc. and President of Summit Community Bank, Inc. from 2012. He participates in a variety of professional and community service activities which include serving as Director of the Community Bankers of West Virginia, past Director of the Federal Home Loan Bank of Pittsburgh, and Director of the Rhea of Hope Foundation. He also serves on the fundraising campaigns for the Young Men’s Christian Association and the Buckskin Council, Boy Scouts of America. Brad graduated with a Bachelor of Science degree in Business Administration with a major in Accounting from West Virginia University, Morgantown, WV and is also a licensed Certified Public Accountant.
Shannon B. Rowan serves as Executive Vice President of Wealth Services. Prior to joining in 2011, he was an area director of financial advisors at a large financial services company and held a senior role with a regional firm. Shannon graduated from the University of Mary Washington with dual degrees in Philosophy and Psychology. He holds the CERTIFIED FINANCIAL PLANNER™ (CFP®), Accredited Investment Fiduciary (AIF®), and Chartered Life Underwriter (CLU®) designations, FINRA Series 65, 24, 7, 6, 63 certifications, and holds Life and Health Insurance licenses.
Jennifer P. Schmidt serves as Executive Vice President and Chief Risk Officer. She joined in 2014 with more than 30 years of experience in strategy, operations and compliance management. She earned a Bachelor of Mechanical Engineering from Villanova University, a Master of Science in Engineering Mechanics from Cleveland State University and a dual Master of Business Administration and Master of Engineering Management from Northwestern University. She is also a graduate of the Stonier Graduate School of Banking.
Jeffrey A. Welch serves as Executive Vice President and Chief Credit Officer. Joining in 2014, he is responsible for managing the overall credit function, including credit risk management, credit administration, commercial and retail underwriting and credit policy. Jeff has over 40 years of experience holding progressively more responsible positions in credit and lending with both regional and community firms. He holds a Bachelor of Science degree in Operations Management from The Pennsylvania State University and a Master of Business Administration from Marymount University.
Angela R. Zirk serves as Executive Vice President and Chief Experience Officer. She previously served as Executive Vice President and Chief Experience Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2005. A graduate from West Virginia University, Angie also holds an ABA School of Bank Marketing and Management degree, a Certified Financial Marketing Professional certification and is a graduate from the ABA Stonier Graduate School of Banking and completed the Wharton Leadership Program. Angie also attended the West Virginia Bankers Association Emerging Leaders Program and is a Board Member of West Virginia Bankers Association Future Leaders Council.

EXECUTIVE COMPENSATION
Overview
The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk, and advance the interests of our shareholders. As such, the Company’s compensation program is designed to provide levels of compensation that reflect the executive’s role in the organization and reward the individual’s performance within the context of the Company’s performance.
The Compensation Committee of our Board believes that evaluating performance in this manner aligns the interests of our executive officers with the achievement of long-term sustainable financial performance and resulting increases in shareholder value. We believe that our compensation program contributes to achieving these results. The principal elements of our executive compensation program are annual base salary, incentive compensation, including short-term incentive compensation through annual cash bonuses and long-term incentives through the grants of equity-based awards and participation in our deferred compensation plans. In addition, we provide our executives with benefits that are generally available to all eligible employees.
We view the principal elements of our executive compensation as related, but distinct, and aim to deliver competitive annual total compensation opportunities to the Company’s executive officers commensurate with individual and Company performance. We determine the appropriate level for each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape, and other information we deem relevant. We believe that equity-based awards are a motivator in attracting and retaining executives over the long-term, and that salary and cash bonuses are important considerations in the short-term.
Annually, our Compensation Committee performs a strategic review of our executive officers’ total compensation. Through this review, the Compensation Committee determines whether the Company adequately compensates our executive officers for both individual and organizational results, relative to external compensation benchmarks. The Compensation Committee considers the Company’s internal objectives (financial and non-financial), the individual executive’s contribution to Company objectives, external peer compensation levels, and peer performance in making annual compensation decisions for the Company’s executive officers. The Compensation Committee also engages an independent third-party compensation consultant, from time-to-time, to help ensure that our executive compensation practices align with general peer compensation approaches. The Compensation Committee also receives annual assessments prepared by the Chief Executive Officer regarding the performance of each named executive officer (“NEO”), other than the Chief Executive Officer. The Chief Executive Officer participates in the determination of compensation for the NEOs other than himself.
The Compensation Committee also continually reviews the Company’s compensation policies to identify any practice that might encourage an employee to expose the Company to unacceptable risk. At the present time, the Compensation Committee is satisfied that the current executive compensation program does not encourage the Company’s executive officers, including the NEOs, to expose the Company to inappropriate risk.

Summary Compensation Table
The following table sets forth an overview of the compensation for David P. Boyle, President & Chief Executive Officer, Roy E. Halyama, Executive Vice President, Chief Financial Officer, and Jeffrey A. Welch, Executive Vice President, Chief Credit Officer, who collectively constitute our NEOs for the year ended December 31, 2023. The current compensation of the NEOs is not necessarily indicative of how we will compensate our NEOs in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)	Nonqualified Deferred Compensation Earnings (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
David P. Boyle, President & Chief Executive Officer	2023	$825,000	$—	$388,296	$4,142	$—	$356,241	$1,573,679
	2022	825,000	85,750	273,875	4,587	245,498	188,348	1,623,058
Roy E. Halyama, Executive Vice President — Chief Financial Officer	2023	350,000	—	139,930	—	—	149,050	638,980
	2022	344,230	48,750	52,584	—	90,930	10,675	547,169
Jeffrey A. Welch, Executive Vice President — Chief Credit Officer	2023	331,477	—	56,429	2,514	—	144,090	534,510
	2022	324,920	—	52,584	3,110	84,806	75,635	541,055
(1)The amounts represent the aggregate grant date fair value of restricted stock unit (“RSU”) and performance-based stock units (“PRSU”) awards granted in 2023 pursuant to the Company’s 2019 Stock Incentive Plan calculated in accordance with the Financial Accounting Standards Board Accounts Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 23 — Share-Based Compensation to the Company’s 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024, for additional information about the Company’s share-based compensation plans, including the assumptions made in the valuation of awards.
(2)Represents the above-market only earnings that exceed 120% of the applicable federal long-term rate for the Supplemental Executive Retirement Plan; see more detail below within “Other Compensation & Benefits”.
(3)The 2023 compensation represented by the amounts set forth in the “All Other Compensation” column in the table above is detailed in the following table.

Name & Principal Position	Vehicle Allowance or Personal use of Company Vehicle	Country Club Dues	Supplemental Executive Retirement Plan Contribution	Split Dollar Life Insurance Benefit	Matching Contributions to 401(k) Plan	Total
David P. Boyle, President & Chief Executive Officer	$1,179	$11,882	$330,000	$1,630	$11,550	$356,241
Roy E. Halyama, Executive Vice President — Chief Financial Officer	—	—	137,500	—	11,550	149,050
Jeffrey A. Welch, Executive Vice President — Chief Credit Officer	—	—	132,540	—	11,550	144,090
Elements of Compensation
Base Salary
We generally set base salaries for the executive officers based on the executive’s experience, individual performance for the prior year and our prior year financial results. We also consider comparative peer salary data and believe that base salaries are set at levels that enable us to hire and retain individuals in the banking/finance industry that can drive achievement of the Company’s overall objectives.

The Compensation Committee generally reviews executive salaries at the beginning of a calendar year, with new salaries taking effect in March or April for 2023. The Compensation Committee determined to keep the 2023 base salaries for Messrs. Boyle and Halyama at their 2022 rates, which were $825,000 and $350,000. Mr. Welch’s base salary was raised from $326,400 in 2022 to $333,000, effective April 2023.
Executive Incentive Compensation
For 2023, each NEO had a total incentive compensation target as follows: for Messrs. Boyle, 55%, Halyama, 50%, and Welch, 40%, of base salary. The total incentive compensation target for each executive was divided between short and long-term incentives as follows: for Mr. Boyle, 50% short-term incentive and 50% long-term incentive; for Messrs. Halyama and Welch, 60% short-term incentive and 40% long-term incentive.
At the beginning of 2023, the Compensation Committee met to establish the metrics and weighting that comprise the 2023 incentive compensation targets. Such metrics and weighting for the 2023 incentive compensation targets are shown below, as well as actual performance for 2023 (in thousands).

Metric	Weighting	Target	Actual
Net Interest Income	25%	$110,000	$93,759
Non-interest Income	10%	18,000	17,952
Non-interest Expense	25%	85,500	86,436
Net Income	40%	33,000	22,692
The target amount for each metric is set by the Compensation Committee. Each target metric is a higher hurdle than the budgeted amount approved by the Board.
The target for each metric represents the weighted portion of the overall total incentive compensation target. If a target is met, then the full weighted amount depicted above for that metric will be factored into the final calculated incentive percentage. If a target is either not met, or exceeded, then the weighted amount denoted above for that metric will be multiplied by a ratio the numerator of which, for Net Interest Income, Non-interest Income, and Net Income, is the Company’s actual performance results for that measure and the denominator of which is the target. For the Non-interest Expense ratio, the numerator is the target performance and the denominator is the actual. For example, if actual Net Interest Income performance exceeds the target by 5% the weighting factor for that metric for the final calculated incentive percentage is 26.25% (1.05 times 25%). Conversely, if actual Net Interest Income performance is less than the target by 5%, the weighting factor for that metric for the final calculated incentive percentage is 23.75% (0.95 times 25%). If any single metric falls below 90% of the target, no incentive compensation shall be earned under the program, irrespective of the Company’s performance vis a vis the other performance metrics. The sum of the weighting for each metric, based on the Company’s actual performance against each target, will result in the final calculated incentive percentage. The maximum final calculated incentive percentage that may be earned under the program described above is 150%.
If earned, the final incentive amount is allocated between (1) short-term incentive that is in the form of a cash payment and (2) long-term incentive that is in the form of RSUs subject to three-year cliff vesting.
At the beginning of 2024, the Compensation Committee determined that Net Interest Income was achieved at 85.2% of target, Non-interest Income at 99.7% of target, Non-interest Expense at 101.1% of target, and Net Income at 68.8% of target. Because Net Interest Income and Net Income were achieved at less than 90% of target, 0% incentive compensation was earned under the program with respect to 2023 performance.
Short-Term Incentive Compensation
As described above, no cash bonuses were paid to our NEOs for performance in 2023 under our short-term incentive compensation program, as reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

Long-Term Incentive Compensation
2023 Performance
As described above, no equity awards were granted to our NEOs for performance in 2023 under our long-term incentive compensation program. If any long-term incentive compensation awards under this program had been granted to the NEOs in early 2024 based on 2023 performance, such awards would have appeared in the proxy statement of the following year under the “Stock Awards” column of the Summary Compensation Table, rather than the Summary Compensation Table shown above, pursuant to SEC rules governing disclosure of stock awards.
2022 Performance
The RSUs that are shown in the “Stock Awards” column of the Summary Compensation Table, for 2023, are those that were granted in early 2023, based on the Company’s performance in 2022. These amounts were determined through a similar process as described above; however, this process was completed in early 2023, after the 2022 performance year. These RSU grants generally cliff vest three years after the grant date, subject to continued service. The awards provide for accelerated vesting upon the death or disability of the NEO. In addition, certain of the NEOs have a contractual entitlement to accelerated vesting upon specific involuntary termination events or a change in control of the Company, as described in further detail in the section entitled “Employment Agreements” below. If dividends are declared while the RSUs remain outstanding, the NEO will receive such declared and accrued cash dividends upon the vesting of the underlying award.
Other Incentive Compensation
In addition to the formulaic compensation described above, the Compensation Committee may award other compensation to the NEOs in its discretion, in the form of cash bonuses or equity-based compensation. The Compensation Committee may consider a range of performance metrics, such as growth and expansion goals, strategic objectives, regulatory relationships, and risk management, among other items, in determining this additional compensation, if any, for each NEO.
The Compensation Committee determined to grant PRSU awards to Messrs. Boyle and Halyama on January 19, 2023, in order to incentivize these NEOs to increase shareholder value over a prescribed performance period by achieving a targeted and sustained stock price. To the extent the target stock price is achieved for a consecutive period of 15 trading days or a non-consecutive period of 30 trading days, the awards will vest, subject generally to continued service, upon the fifth anniversary of the grant date. The awards also provide for accelerated vesting beginning on the third anniversary of grant, to the extent the stock price performance condition is achieved earlier. The awards provide for accelerated vesting upon the death or disability of the award recipient. In addition, certain of the NEOs have a contractual entitlement to accelerated vesting upon specific involuntary termination events or a change in control of the Company, as described in further detail in the section entitled “Employment Agreements” below. If dividends are declared while the PRSUs remain outstanding, the award recipient will receive such declared and accrued cash dividends upon the vesting of the underlying award. These awards are reflected in the 2023 “Stock Awards” column of the Summary Compensation Table.
For 2023 performance, Messrs. Boyle, Halyama, and Welch did not earn any discretionary cash bonus. If any discretionary cash bonus was earned it would have been reflected in the “Bonus” column of the Summary Compensation Table shown above.
Outstanding Equity Awards at Fiscal Year-End 2023
The following table sets forth information concerning all RSU awards (both time-based and performance-based) held by the NEOs at December 31, 2023. The number of shares subject to each award have been adjusted to reflect any stock dividends, stock splits and merger of share exchange assumption adjustments effected after the date of such award (none of which gave rise to additional accounting expenses). Each RSU listed in the following table was granted under the Burke & Herbert Bank & Trust Company 2019 Stock Incentive Plan (the “2019 SIP”). On March 30, 2023, the Company’s shareholders approved the Burke & Herbert Financial Services Corp. 2023 Stock

Incentive Plan (the “2023 SIP”). However, all stock awards granted in 2023 to the NEOs were granted under the 2019 SIP prior to the adoption of the 2023 SIP.

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (1)
David P. Boyle	1/19/2023	3,361	(2)	$211,407	2,250	(3)	$141,525
	1/21/2022	5,000	(2)	314,500	—		—
	12/31/2021	8,000	(4)	503,200	8,000	(4)	503,200
	2/25/2021	3,480	(2)	218,892	—		—
	6/03/2019	1,520	(5)	95,608	—		—
Roy E. Halyama	1/19/2023	829	(2)	52,144	1,250	(3)	78,625
	1/21/2022	960	(2)	60,384	—		—
	12/31/2021	3,000	(4)	188,700	3,000	(4)	188,700
	4/05/2021	2,040	(2)	128,316	—		—
Jeffrey A. Welch	1/19/2023	773	(2)	48,622	—		—
	1/21/2022	960	(2)	60,384	—		—
	2/10/2021	1,480	(2)	93,092	—		—
(1)Based on the $62.90 closing price of the Company’s Common Stock on December 29, 2023, the last trading day of the Company’s 2023 fiscal year, as quoted on the NASDAQ Stock Market LLC.
(2)Reflects time-based RSU awards that vest on the third anniversary of the grant date.
(3)Represents PRSUs granted in 2023, which are subject to a vesting performance condition based on a targeted and sustained market price of the Company’s stock price. To the extent the performance condition is achieved, the awards vest, subject to continued service, upon the fifth anniversary (January 19, 2028) of the grant date. The award also provides for accelerated vesting to the extent the performance condition is achieved before the end of the five-year performance period (but no earlier than January 19, 2026, the third anniversary of the grant date).
(4)Represents PRSUs granted in 2021, half of which were subject to a vesting performance condition based on a holding company reorganization and half of which were subject to a vesting performance condition based on a targeted and sustained market capitalization. To the extent the performance conditions are met, the awards vest, subject to continued service, upon the fifth anniversary of the grant date. The award also provides for accelerated vesting to the extent both performance conditions are achieved before the end of the five-year performance period. The first performance condition was achieved in 2022 and therefore 8,000 units for Mr. Boyle and 3,000 units for Mr. Halyama are subject only to continued time-based vesting until December 31, 2026, the fifth anniversary of the grant date (or such earlier time upon which the second performance metric is achieved). In accordance with SEC rules, those amounts are included in the column entitled “Number of shares or units of stock that have not vested.” The portions of the awards that remained subject to a performance condition as of December 31, 2023, are included in the column entitled “Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested.”
(5)Reflects a time-based RSU award that vests one-third on each of the third, fourth, and fifth anniversaries of the grant date.

Other Compensation & Benefits
Deferred Compensation Plan
The Compensation Committee has adopted a Nonqualified Deferred Compensation Plan for Employees & Directors (the “Deferred Compensation Plan”), as amended and restated effective January 1, 2021. The Deferred Compensation Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to a “select group of management or highly compensated employees,” as such term is used in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be administered and construed in a manner consistent with that intent. The Deferred Compensation Plan is designed to allow eligible employees to defer a portion of their annual cash compensation, including their base salary and/or eligible cash incentives. When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred and the timing of distributions. There is no limit to the percentage of base salary that a participant can defer under the Deferred Compensation Plan. A participant’s interest in his or her account is fully vested at all times. The Company, at the Committee’s discretion, may also make contributions to the participants’ accounts, which vest in equal installments over five years, subject to acceleration upon a change of control or a participant’s retirement or death. Participants may elect to invest the amounts in the plan in various established funds. The only NEO who participates in the Deferred Compensation Plan is Mr. Welch. Our directors may also participate in the Deferred Compensation Plan on the same general terms as employees.
Supplemental Executive Retirement Plan
The Company has a Supplemental Executive Retirement Plan (“SERP”), which was approved by the Board of Directors of the bank effective as of January 1, 2010, and was amended and restated in its entirety, effective January 23, 2014. The Board of the Company assumed the obligations of the SERP in connection with the formation of the holding company. The purpose of the SERP is to attract and retain qualified individuals to serve as officers of the Company. The plan is intended to be an unfunded plan, maintained primarily for a “select group of management or highly compensated employees” (as such phrase is used in ERISA). Accordingly, all benefits constitute an unfunded contractual payment obligation of the company and a participant’s right to receive payments under the SERP will be no greater than the right of an unsecured general creditor of the company. It is also intended that any benefit, payment, or other right under the plan shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Participation in the SERP is limited to Company employees that are designated by the Compensation Committee to participate. Messrs. Boyle, Welch, and as of December 2023, Mr. Halyama, participate in the SERP. Participants in the plan may execute a salary reduction agreement to direct a certain portion of their annual base pay, on a pre-tax basis, into an individual account within the SERP. These participant amounts are fully vested upon contribution.
In addition, the SERP provides for two types of Company contributions to the SERP on behalf of participants. Firstly, the Company makes annual “Company Contributions,” which represent a percentage of annual compensation as approved by the Compensation Committee. While this amount is typically 20% of annual compensation, the Compensation Committee approved a contribution of 40% of annual compensation for Messrs. Boyle, Halyama and Welch for 2023 as a result of retention considerations. Secondly, the Company may make “Discretionary Contributions” of up to 10% of a participant’s annual compensation. In 2023, the Company made no Discretionary Contributions on behalf of the NEOs.
Company Contributions and Discretionary Contributions to the SERP generally vest over a five year schedule from the contribution date, with accelerated vesting upon certain qualifying events. In accordance with each NEO’s elections, payments under the SERP will generally be made in a lump sum or installments following the NEO’s retirement (or if later, when the NEO turns 65 years old).

All SERP balances grow at the 10-Year Treasury Rate + 1.5%, reset and compounded quarterly.

Employee Stock Purchase Plan
We have an employee stock purchase plan (the “ESPP”), which was approved by our shareholders at the 2023 annual meeting. The ESPP is an “employee stock purchase plan” under Section 423 of the Code which provides participating employees with an opportunity to purchase shares of our common stock at a discounted purchase price. Our NEOs are generally eligible to participate in the ESPP on the same basis as other employees.
401(k) Plan
Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. Our NEOs, all of whom were eligible to participate in the 401(k) Plan during 2023, may elect to participate in the 401(k) Plan on the same basis as all other eligible employees. The 401(k) plan allows all employees that meet specified conditions to defer a portion of their compensation and currently provides a match of up to 3.5% of the employee’s compensation, subject to certain IRS limitations. An employee must contribute to the 401(k) plan in order to receive the matching contribution and all matching contributions are fully vested after the employee has completed his or her first two years of employment with the Company.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage, on the same basis as other participants. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. The Company utilizes a fully funded medical plan and pays a portion of the premium attributable to each employee. The Company utilizes a self-funded dental plan.
Perquisites and Other Benefits
We provide our NEOs with a limited number of perquisites and other benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. Mr. Boyle is entitled to the use of a Company-owned automobile and country club dues or an annual allowance in lieu of these benefits, and the Company pays premiums on a split-dollar life insurance policy for him (all of which are included in the “All Other Compensation” column to the Summary Compensation Table above).
Employment Agreements
The following provides a summary description of the employment agreements we have with each of our NEOs.
David P. Boyle
On September 1, 2022, the Bank entered into an Amended and Restated Employment Agreement with Mr. Boyle (the “Boyle Employment Agreement”), amending and restating the terms of his original employment agreement with the Bank, dated April 15, 2019. The Boyle Employment Agreement was subsequently amended on October 27, 2022 (the “Amended Boyle Employment Agreement”), following the Company’s reorganization as a bank holding company, to clarify that the employment relationship exists between Mr. Boyle, the Bank, and the Company. Pursuant to the Boyle Employment Agreement, Mr. Boyle will serve as the Company’s CEO for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Company provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Boyle Employment Agreement provides Mr. Boyle an annual base salary of $825,000, subject to increase at the Board’s discretion following an annual performance evaluation. Mr. Boyle is also eligible to participate in any Company incentive compensation or equity compensation or benefit plans. Mr. Boyle is also eligible to participate in the Company’s Supplement Executive Retirement Plan (“SERP”), with the Bank making a minimum annual contribution to the SERP on his behalf equal to 20% of his annual compensation

(as defined in the SERP). Mr. Boyle is also allowed the use of a Company-owned automobile and country club dues or an annual allowance in lieu of these benefits.
Should Mr. Boyle terminate his employment with Good Reason, or should the Bank terminate his employment without Just Cause (as both terms are defined in the Boyle Employment Agreement), then Mr. Boyle would be entitled to a lump-sum payment in an amount equal to the product of two and the sum of his base salary at the termination date and a cash bonus equal to 55% of his base salary at the termination date and up to 18 months of reimbursement for continued health care coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If, in the event of termination within the two-year period following a change in control (as defined in the Boyle Employment Agreement), Mr. Boyle’s employment were terminated without Just Cause or were to terminate his employment for Good Reason, Mr. Boyle would be entitled to a lump-sum payment in an amount equal to the product of three times his base salary at the termination date and the target cash bonus equal to 55% of his base salary at the termination date, and an amount equal to 100% of 18 monthly COBRA premium payments then in effect under the Company’s health plan. In the event of termination for Good Reason, Just Cause, change in control, or death or disability, then Mr. Boyle’s benefits under the SERP and any unvested RSUs will accelerate and become fully and immediately vested. Any such payment upon a termination for Good Reason, without Just Cause or upon a change in control is contingent upon Mr. Boyle executing a release of claims within 60 days of the termination date. The Amended Boyle Employment Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax, unless Mr. Boyle would be better off on a net after-tax basis receiving all payments and benefits and paying all taxes (including the excise tax). In the case of a termination of employment due to death or disability, Mr. Boyle would be entitled to a pro-rata payment equal to the product of the target cash bonus equal to 55% of his base salary and a fraction with the numerator equal to the number of days in the then current calendar year through the date of termination and the denominator equal to 365.
Roy E. Halyama
On September 1, 2022, the Bank entered into an Amended and Restated Employment Agreement with Mr. Halyama (the “Halyama Employment Agreement”), amending and restating the terms of his original employment agreement with the Bank, dated March 10, 2021. The Halyama Employment Agreement was subsequently amended on October 27, 2022 (the “Amended Halyama Employment Agreement”), following the Company’s reorganization as a bank holding company, to clarify that the employment relationship exists between Mr. Halyama, the Bank, and the Company. Pursuant to the Halyama Employment Agreement, Mr. Halyama will serve as the Company’s CFO for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Company provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Halyama Employment Agreement provides Mr. Halyama an annual base salary of $350,000, subject to increase following an annual performance evaluation. Mr. Halyama is eligible to participate in any Company incentive compensation or equity compensation or benefit plans.
Should Mr. Halyama terminate his employment with Good Reason, or should the Bank terminate his employment without Just Cause (as both terms are defined in the Halyama Employment Agreement), then Mr. Halyama would be entitled to a payment equal to the product of two and the sum of his base salary at the termination date and a cash bonus equal to 40% of his base salary at the termination date and up to 12 months of reimbursement for continued health care coverage in accordance with COBRA. If, in the event of termination within the two-year period following a change in control (as defined in the Halyama Employment Agreement), Mr. Halyama’s employment were terminated without Just Cause or were to terminate his employment for Good Reason, Mr. Halyama would be entitled to a lump-sum payment equal to the product of 2.99 and the sum of his base salary at the termination date plus the target cash bonus equal to 40% of his base salary at the termination date, and an amount equal to 100% of 12 monthly COBRA premium payments then in effect under the Company’s health plan. In the event of termination for Good Reason, Just Cause, change in control, or death or disability, then Mr. Halyama’s benefits and any unvested RSUs will accelerate and become fully and immediately vested. Any such payment upon a termination for Good Reason, without Just Cause or upon a change in control is contingent upon Mr. Halyama executing a release of claims within 60 days of the termination date. The Halyama Employment Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax, unless Mr. Halyama would be better off on a net after-tax basis receiving all payments and benefits and paying all taxes (including the excise tax). In the case of a termination of employment due to death or disability, Mr. Halyama would be entitled to a pro-rata payment equal to the product of the target cash bonus equal to 40% of his base salary and a fraction with the numerator equal to the number of days in the then current calendar year through the date of termination and the denominator equal to 365.
Jeffrey A. Welch
Mr. Welch is not party to an employment agreement. In September 2014, Mr. Welch and the Company entered into a Change in Control Agreement effective as of June 16, 2014 (the “Welch CIC Agreement”) to provide for outcomes in the event of a change in control at the Company, as defined within the agreement. Under the Welch CIC Agreement, in the event of Mr. Welch’s termination for good reason or without cause during the period from three months before the close of the change in control event to 12 months following the closing, Mr. Welch would be entitled to a lump sum payment equal to 12 months of his then-current base salary, an amount equal to any bonus payment received in the immediately preceding fiscal year, and a lump sum payment equal to 12 months of COBRA health care premiums. Any such payment is contingent upon Mr. Welch executing a release of claims within 45 days of the termination date. The Welch CIC Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax.
Director Compensation
Our directors may receive both cash and equity compensation. Mr. Boyle does not receive additional compensation for his service as a director or Chair of the Board. During 2023, E. Hunt Burke served as a non-executive employee of the Company and was generally eligible to participate in benefit plans offered to employees of the Company. His compensation as an employee is reflected in the Director Compensation table below as “All Other Compensation.” During the year ended December 31, 2023, directors received $2,000 for each Holding Company Board meeting attended, $1,350 for each Bank Board meeting, and $500 for each Committee meeting attended ($600 for each Committee Chair). Directors may defer compensation into our Deferred Compensation Plan described above. On January 19, 2023, each director was awarded 1,000 PRSUs, which contain the same terms and conditions as the PRSUs awarded to Messrs. Boyle and Halyama on January 19, 2023, as described in the section entitled “Other Incentive Compensation” above.
The following table sets forth amounts paid to directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation	Total
E. Hunt Burke (4)	$129,850	$63,530	$8,241	$142,737	$344,358
Mark G. Anderson	96,500	63,530	—	—	160,030
Julian F. Barnwell, Jr.	95,600	63,530	—	—	159,130
Katherine D. Bonnafé	97,700	63,530	—	—	161,230
James M. Burke	94,500	63,530	—	—	158,030
Nicholas Carosi, III	98,200	63,530	—	—	161,730
S. Laing Hinson	95,800	63,530	—	—	159,330
Michael D. Lubeley	93,750	63,530	—	—	157,280
Shawn P. McLaughlin	97,800	63,530	—	—	161,330
Jose D. Riojas	97,700	63,530	—	—	161,230

(1)The amounts set forth in the “Fees Earned or Paid in Cash” includes retainer fees of $60,000 for each director (except for E. Hunt Burke, who received $105,000 as a retainer fee), plus fees for service as Committee Chair and meeting attendance. Ms. Bonnafé and Mr. Riojas participate in the Deferred Compensation Plan and deferred a portion of their cash retainer and fees into the plan in 2023.
(2)In 2023, the Company granted each director 1,000 PRSUs, subject to a vesting performance condition based on a targeted and sustained market price of the Company’s stock price. To the extent the performance condition is achieved, the awards vest, subject to continued service, upon the fifth anniversary (January 19, 2028) of the grant date. The award also provides for accelerated vesting to the extent the performance condition is achieved (but no earlier than January 19, 2026, the third anniversary of the grant date). The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of the PRSUs, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). As of December 31, 2023, each director in the table had unvested stock awards with respect to 7,000 shares.
(3)While generally our non-employee directors are not entitled to participate in our SERP, E. Hunt Burke participates in the SERP in his capacity as an employee of the Company. The amount set forth in the “Nonqualified Deferred Compensation Earnings” for E. Hunt Burke represent only the above-market earnings on his SERP account balance that exceed 120% of the applicable federal long-term rate for the SERP; as described in “Other Compensation & Benefits.” As of 2022, the Company ceased making additional contributions to the SERP on Mr. Burke’s behalf.
(4)The amounts set forth in the “All Other Compensation” for E. Hunt Burke includes compensation he receives as a non-executive employee of the Company and not in his capacity as a director. Specifically, it includes salary of $135,000, split-dollar value of insurance premiums paid by the Company in 2023 of $3,010, and 401(k) matching contributions of $4,727.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, where one of that other entity’s executive officers also served as a director of the Company or on the Company’s Compensation Committee, during the fiscal year ended December 31, 2023.
COMPANY TRANSACTIONS WITH RELATED PARTIES
The Company and the Bank, during the normal course of business, have made loans and provided other banking services to the directors and executive officers of the Company, including their family members and businesses and professional organizations with which they are associated, and management expects that the Company and the Bank will continue to engage in such banking transactions in the future. Such loans and other banking services were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and banking services with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other features unfavorable to the Company or the Bank. Neither the Company nor the Bank has engaged in any transaction reportable pursuant to Item 404 of Regulation S-K during the periods specified therein except that Geoffrey Boyle, the son of David Boyle, the Company’s Chair, President, and Chief Executive Officer, is employed by the Company as Treasurer. For 2023, Geoffrey Boyle’s total compensation in cash was $271,163 (including base salary and bonus). Geoffrey Boyle’s compensation is determined on the same basis as all other comparable employees, without any participation or input by David Boyle.
On December 31, 2023, $124.4 million of loans were outstanding to individuals who, during 2023, were executive officers, directors or affiliates of the Company. None of such loans were classified as Substandard, Doubtful or Loss. In addition, the executive officers, directors, and affiliates of the Company had deposits totaling $103.6 million with the Company as of December 31, 2023.

The Company has procedures in place to identify, review, approve and disclose, if necessary, transactions between the Company and executive officers and directors of the Company and its subsidiaries, immediate family members of executive officers and directors, entities directly or indirectly controlled by a director or executive officer, and persons known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock. As part of management’s related party transaction monitoring, each director and executive officer completes a questionnaire on an annual basis that is designed to elicit information about any potential related party transactions.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
A representative of Crowe LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2023, and 2022, respectively.

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$520,015	$349,332
Audit-Related Fees	57,500	65,000
Tax Fees	59,738	49,500
All Other Fees	—	—

Audit Fees. During the years ended December 31, 2023, and 2022, the aggregate fees billed to the Company for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q.
Audit Related Fees. Audit-Related Fees include aggregate fees billed associated with the filing of Form S-8 and Form S-4 Registration Statement with the Securities related to 2023 and filing of Form 10 Registration Statement with the Securities and Exchange Commission related to 2022.
Tax Fees. Tax fees for 2023 and 2022 were in connection with the preparation and amendments to the Company’s tax returns, responding to certain taxing authority inquiries and other services.
All Other Fees. There were no other fees billed during the years ended December 31, 2023, and 2022, respectively.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor (including resolution of disagreements between the Company’s management and the independent auditor, regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company. The independent auditor reports directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the

Company by its independent auditor. The foregoing requirement is subject to the exception of non-audit services constituting not more than 5% of all auditing revenues paid during the fiscal year or not initially recognized to be non-audit services and promptly brought to the attention of the Audit Committee and approved prior to completion.
Approval of Proposal No. 2 to ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2024.
PROPOSAL 3
AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
The Board believes that it is advisable and in the Company’s best interests and in the best interests of our shareholders to amend our Articles of Incorporation, as amended (the “Charter”), to increase the total number of authorized shares of common stock from 20,000,000 shares to 40,000,000 shares. On March 28, 2024, the Board adopted resolutions approving the proposed certificate of amendment to the Charter in substantially the form attached hereto as Appendix A (the “Charter Amendment”). At that time, the Board declared the proposed Charter Amendment to be advisable and in the best interests of the Company and our shareholders and is accordingly submitting the Charter Amendment for approval by our shareholders.
If shareholders approve this Proposal No. 3, we expect to file the Charter Amendment with the Virginia State Corporation Commission to increase the number of authorized shares of our common stock as soon as practicable following shareholder approval.
Reasons for the Charter Amendment
Upon completion of our merger with Summit, the Company had 5,152,073 authorized but unissued and unreserved shares of common stock remaining. In determining to approve the Charter Amendment, the Board considered it advisable and preferable to have a sufficient number of unissued and unreserved authorized shares of common stock to provide the Company with flexibility with respect to our authorized share capital as the Company considers strategic and financial alternatives, which may include capital raising transactions for reasons to be determined or for general corporate purposes. The Company has no such current plans.
The Charter Amendment is intended to ensure that we will continue to have an adequate number of authorized and unissued shares of common stock available for future use. As is the case with the shares of common stock which are currently authorized but unissued, if the Charter Amendment is adopted by the Company’s shareholders, the Board will have authority to issue the additional shares of common stock from time to time without further action on the part of shareholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation.
Effects of the Charter Amendment
The additional common stock proposed to be authorized under the Charter Amendment would have rights identical to our current outstanding common stock. Shareholder approval of the Charter Amendment and issuance of the common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the proposed Charter Amendment could be issued by the Board without further vote of our shareholders except as may be required in particular cases by the Charter, applicable law, regulatory agencies or Nasdaq rules. Under the Charter, our shareholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current shareholders do not have a prior right thereunder to purchase any newly issued shares of common stock in order to maintain their proportionate ownership interests in us.

The increase in our authorized shares of common stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the Charter Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure, shareholders should nevertheless be aware that approval of this Proposal No. 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our shareholders might otherwise receive a premium for their shares over then-current market prices.
Vote Required
Approval of Proposal No. 3 to approve the Charter Amendment requires approval by the majority of all the votes entitled to be cast.
The Board of Directors recommends that shareholders vote FOR the Charter Amendment to increase the shares of common stock authorized for issuance.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2025 annual meeting of shareholders must be received by us no later than January 30, 2025, and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current Bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2025 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to our principal executive offices, together with all supporting documentation required by our Bylaws, (a) not prior to March 17, 2025 nor later than April 16, 2025 or (b) in the event that the 2025 annual meeting of shareholders is held prior to June 15, 2025, or after August 14, 2025, notice by a shareholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting of the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, VA 22314.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with our Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934.

ANNUAL REPORT TO SHAREHOLDERS
Our 2023 Annual Report has been posted, and is available without charge, on our corporate website at https://investor.burkeandherbertbank.com/ in the “Financials” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2023 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2023 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2023 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2023 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2023 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314 or by phone at 703-666-3555. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2023 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2023 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

APPENDIX A-1:
PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION OF

BURKE & HERBERT FINANCIAL SERVICES CORP.

The undersigned, on behalf of the corporation set forth below, pursuant to Article 11 of the Virginia Stock Corporation Act (the “Act”), states as follows:

1.The name of the corporation is Burke & Herbert Financial Services Corp.

2.The introductory paragraph to Article III of the corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows, in connection with an increase in the number of authorized Common Stock of the corporation from twenty million (20,000,000) to forty million (40,000,000) authorized shares, which increase was approved by the corporation’s Board of Directors on March 28, 2024:

The aggregate number of shares which the Corporation shall be authorized to issue is forty million (40,000,000) shares of common stock, par value $0.50 per share (“Common Stock”), and two million (2,000,000) shares of serial preferred stock, par value $1.00 per share (“Serial Preferred Stock”).

3.     The Directors of the corporation, at a meeting duly held on March 28, 2024 at which a quorum was present and acting throughout, found said amendment to be in the best interests of the corporation. Pursuant to the authority granted to the Board of Directors under Section 13.1-707 of the Act, the Board of Directors adopted the foregoing amendment and directed that such amendment be put to the shareholders for their approval.

4.     Pursuant to Article IX of the corporation’s Articles of Incorporation, a vote of a majority of all the votes entitled be cast by the Shareholders approved the foregoing amendments at the Burke & Herbert Financial Services Corp. annual meeting of shareholders on July 15, 2024.

a.The number of shares outstanding as of the close of business on May 7, 2024, the record date for the annual meeting, the number of votes entitled to be cast on the proposed amendment, and the number of votes cast for and against the amendment were as follows:

Designation: Common Stock[1]
Number of shares outstanding:	14,847,927
Number of votes cast:	[●]
Number of votes for:	[●]
Number of votes against:	[●]

[Signature page follows]

(1) In the Articles of Amendment to be filed in Virginia, these bracketed items will be replaced with the voting results from the Annual Meeting.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed as of this [●] day of [●], 20242.

David P. Boyle
Chair and Chief Executive Officer

(2) In the Articles of Amendment to be filed in Virginia, this bracket will be replaced with the date of the filing of such Articles of Amendment.

0

BURKE & HERBERT FINANCIAL SERVICES CORP.

Proxy for Annual Meeting of Shareholders on July 15, 2024

For holders of record as of May 7, 2024

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF BURKE & HERBERT FINANCIAL SERVICES CORP.

The undersigned hereby appoints David P. Boyle and Roy E. Halyama, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the shareholders of Burke & Herbert Financial Services Corp. to be held at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315 on July 15, 2024 at 8:00 a.m. local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

BURKE & HERBERT FINANCIAL SERVICES CORP.

July 15, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/27014

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

071524

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following persons as Directors:	FOR	AGAINST	ABSTAIN
Mark G. Anderson	☐	☐	☐
Julian F. Barnwell, Jr.	☐	☐	☐
Oscar M. Bean	☐	☐	☐
Katherine D. Bonnafé	☐	☐	☐
David P. Boyle	☐	☐	☐
James M. Burke	☐	☐	☐
James P. Geary, II	☐	☐	☐
Georgette R. George	☐	☐	☐
Gary L. Hinkle	☐	☐	☐
S. Laing Hinson	☐	☐	☐
Jason A. Kitzmiller	☐	☐	☐
H. Charles Maddy, III	☐	☐	☐
Shawn P. McLaughlin	☐	☐	☐
Charles S. Piccirillo	☐	☐	☐
Jose D. Riojas	☐	☐	☐
Jill S. Upson	☐	☐	☐
2. Ratification of the appointment of Crowe LLP as the Corporation's independent registered public accounting firm for 2024.	☐	☐	☐
3. To approve an amendment to the Company's Articles of Incorporation, as amended, to increase the number of shares authorized for issuance.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES AND FOR THE APPROVAL OF PROPOSAL 2 AND PROPOSAL 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.